Exhibit 3.7

CERTIFICATE OF CONVERSION
FROM A DOMESTIC CORPORATION TO
A LIMITED LIABILITY COMPANY

* * * * * * * * * *
In accordance with the provisions of Section 266 of the
General Corporation Law of the State of Delaware and
Section 18-214 of the Delaware Limited Liability Company Act
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The undersigned, being duly authorized to execute and file this Certificate of Conversion from a domestic corporation to a domestic limited liability company for the purposes of converting VWR International, Inc., a Delaware corporation (the “Corporation”), into a  domestic limited liability company pursuant to Section 266 of the General Corporation Law of the State of Delaware and Section 18-214 of the Delaware Limited Liability Company Act, does hereby certify as follows:

FIRST:                                                 The jurisdiction where the Corporation first formed is Delaware.

SECOND:                                 The jurisdiction immediately prior to filing this Certificate of Conversion is Delaware.

THIRD:                                              The date the Corporation first formed is February 26, 2004 under the name of CDRV Delaware, Inc.

FOURTH:                                  The name of the Corporation immediately prior to filing this Certificate of Conversion is VWR International, Inc.

FIFTH:                                                  The name of the domestic limited liability company the Corporation is converting to is VWR International, LLC.

The undersigned, being the duly authorized person of the Corporation, for the purposes of converting the Corporation into a domestic limited liability company pursuant to Section 266 of the General Corporation Law of the State of Delaware and Section 18-214 of the Delaware Limited Liability Company Act, does make this Certificate of Conversion, hereby declare and certify that this my act and deed and the facts stated herein are true, and accordingly have hereunto set my hands on the 29th day of June, 2007.

VWR INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ Thomas D. Salus
Name:	Thomas D. Salus
Title:	Assistant Secretary

CERTIFICATE OF FORMATION
OF
VWR INTERNATIONAL, LLC

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Adopted in accordance with the provisions of §18-101
of the Limited Liability Company Act
of the State of Delaware
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The undersigned, being duly authorized to execute and file this Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., does hereby certify as follows:

FIRST

The name of the limited liability company is VWR International, LLC (the “Company”).

SECOND

The Company’s registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801.  The registered agent of the Company for service of process at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 29th day of June, 2007.

/s/ Barbara A. Beach
Barbara A. Beach
Authorized Person